EXHIBIT 99.1

ASTROTECH REPORTS FISCAL YEAR 2022 FINANCIAL RESULTS

Austin, Texas – September 14, 2022 – Astrotech Corporation (Nasdaq: ASTC) (the “Company” or “Astrotech”) reported its financial results for the fiscal year ended June 30, 2022.

Financial Highlights & Fiscal Year Developments

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Astrotech’s consolidated balance sheet remains strong with $52.6 million in cash and liquid investments which is anticipated to support our research and development, organic growth, and potential acquisition targets.

●	Our 1st Detect subsidiary’s commercial sales of the ECAC-certified TRACER 1000™ explosive trace detector (ETD) continued, leading to $869 thousand in total revenue year-over-year, an increase of 160%.

●	Gross margin doubled to 22% for the year compared to 11% in the prior period, as we have increased production and benefited from associated volume discounts.

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We secured a landmark purchase order from a distributor who services the airport security checkpoint market. This key milestone represents our first TRACER-1000 systems sold and delivered for use in passenger screening.

●	While we have encountered supply chain challenges, we continue to take steps to mitigate these issues as they are identified and have sufficient inventory to meet immediate demand.

●	Our AgLAB Inc. subsidiary hired Joe Levinthal, a hemp and cannabis industry veteran and an expert in mass spectrometry, as its Chief Science Officer to help lead AgLAB’s product development team.

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Our BreathTech Corporation subsidiary hired Dr. Karim Sirgi, MD, MBA and FCAP as its Chief Science Officer to help lead BreathTech’s product and research development as well as the partnership with Cleveland Clinic in the development of the BreathTest-1000™.

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BreathTech expanded its agreement with Cleveland Clinic to include additional areas of focus. Ongoing work towards development of a rapid breath test for COVID-19 is now being broadened to screen for a variety of diseases spanning the entire body, including bloodstream infections, respiratory infections such as influenza types A and B and respiratory syncytial virus (RSV), carriage of Staphylococcus aureus, and Clostridioides difficile (C. diff) infections.

“Fiscal year 2022 saw continued traction for sales of our TRACER 1000 in our targeted markets of airport security and cargo facilities, with an increase in revenue of 160% over the last fiscal year,” stated Thomas B. Pickens, III, Astrotech’s Chairman and Chief Executive Officer.

“We are in the process of introducing the AgLAB-1000-D2™ to the nutraceutical processors market. The D2 will be used in high throughput biomass-to-oil applications designed to substantially increase THC and CBD yields, which we believe will have a directly proportional impact on customer revenues. At BreathTech, Dr. Karim Sirgi continues to collaborate with the Chairman of the Respiratory Institute at Cleveland Clinic and his team. Pre-clinical trials are underway to develop the BreathTest-1000, a rapid breath analysis tool that could indicate the presence of a bacterial or viral infection. Finally, we are well-capitalized to invest in the many opportunities across all aspects of the company, and we’re excited to share updates on our progress over the coming months,” concluded Mr. Pickens.

About Astrotech Corporation

Astrotech (Nasdaq: ASTC) is a mass spectrometry company that launches, manages, and commercializes scalable companies based on its innovative core technology through its wholly-owned subsidiaries. 1st Detect develops, manufactures, and sells trace detectors for use in the security and detection market. AgLAB is developing chemical analyzers for use in the agriculture market. BreathTech is developing a breath analysis tool to provide early detection of lung diseases. Astrotech is headquartered in Austin, Texas. For information, please visit www.astrotechcorp.com.

About the AgLAB-1000™ and the BreathTest-1000™

This press release contains information about our new products under development, AgLAB-1000 and BreathTest-1000. Product development involves a high degree of risk and uncertainty, and there can be no assurance that our new products will be successfully developed, achieve their intended benefits, receive full market authorization, or be commercially successful. In addition, FDA approval will be required to market BreathTest-1000 in the United States. Obtaining FDA approval is a complex and lengthy process, and there can be no assurance that FDA approval for BreathTest-1000 will be granted on a timely basis or at all.

Forward-Looking Statements

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, the severity and duration of the COVID-19 pandemic and its impact on the U.S. and worldwide economy, the timing, scope and effect of further U.S. and international governmental, regulatory, fiscal, monetary and public health responses to the COVID-19 pandemic, the Company’s use of proceeds from the common stock offerings, whether we can successfully complete the development of our new products and proprietary technologies, whether we can obtain the FDA and other regulatory approvals required to market our products under development in the United States or abroad, whether the market will accept our products and services and whether we are successful in identifying, completing and integrating acquisitions, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the Company’s most recent Annual Report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. Moreover, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. In addition, any forward-looking statements included in this press release represent the Company’s views only as of the date of its publication and should not be relied upon as representing its views as of any subsequent date. The Company assumes no obligation to correct or update these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Company Contact: Jaime Hinojosa, Chief Financial Officer, Astrotech Corporation, (512) 485-9530

Tables follow

ASTROTECH CORPORATION

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except per share data)

	Years Ended
	June 30,
	2022	2021
Revenue	$869	$334
Cost of revenue	677	298
Gross profit	192	36
Operating expenses:
Selling, general and administrative	6,006	4,741
Research and development	2,781	2,692
Disposal of corporate lease	—	513
Total operating expenses	8,787	7,946
Loss from operations	(8,595)	(7,910)
Other income and (expense), net	265	(235)
Gain on extinguishment of debt - PPP loan	—	542
Loss from operations before income taxes	(8,330)	(7,603)
Income tax benefit	—	—
Net loss	$(8,330)	$(7,603)
Weighted average common shares outstanding:
Basic and diluted	47,702	21,984
Basic and diluted net loss per common share:	$(0.17)	$(0.35)
Other comprehensive loss, net of tax:
Net loss	$(8,330)	$(7,603)
Available-for-sale securities
Net unrealized losses, net of zero tax expense	(1,176)	(23)
Total comprehensive loss	$(9,506)	$(7,626)

ASTROTECH CORPORATION

Consolidated Balance Sheets

(In thousands, except share and per share data)

	June 30,
	2022	2021
Assets
Current assets
Cash and cash equivalents	$26,453	$35,936
Short-term investments	26,173	27,351
Accounts receivable	56	5
Cost and estimated revenue in excess of billings	2	—
Inventory, net:
Raw materials	864	1,056
Work-in-process	136	147
Finished goods	518	297
Prepaid expenses and other current assets	748	318
Total current assets	54,950	65,110
Property and equipment, net	1,098	263
Operating leases, right-of-use asset, net	162	249
Other assets, net	11	11
Total assets	$56,221	$65,633
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$169	$396
Payroll related accruals	816	344
Accrued expenses and other liabilities	961	888
Income tax payable	2	2
Term note payable - related party	500	2,500
Lease liabilities, current	234	81
Total current liabilities	2,682	4,211
Lease liabilities, net of current portion	303	215
Total liabilities	2,985	4,426
Commitments and contingencies
Stockholders’ equity
Convertible preferred stock, $0.001 par value, 2,500,000 shares authorized; 280,898 shares of Series D issued and outstanding at June 30, 2022 and 2021	—	—
Common stock, $0.001 par value, 250,000,000 and 50,000,000 shares authorized at June 30, 2022 and 2021 respectively; 50,567,864 and 49,450,558 shares issued and outstanding at June 30, 2022 and 2021, respectively	190,642	190,641
Additional paid-in capital	79,505	77,971
Accumulated deficit	(215,712)	(207,382)
Accumulated other comprehensive loss	(1,199)	(23)
Total stockholders’ equity	53,236	61,207
Total liabilities and stockholders’ equity	$56,221	$65,633